762769290.19 SERVICING TRANSFER AGREEMENT between GREGORY FUNDING LLC and NEWREZ LLC Dated and effective as of May 10, 2024 EXHIBIT 10.4

TABLE OF CONTENTS

ARTICLE I DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES 1

Section 1.01 Definitions. 1
Section 1.02 General Interpretive Principles. 5

ARTICLE II ASSIGNMENT AND ASSUMPTION OF SERVICING 5

Section 2.01 Assignment and Assumption of Servicing Agreement. 5
Section 2.02 Assignment Date. 6

ARTICLE III CONSIDERATION 6

Section 3.01 Consideration. 6
Section 3.02 Assignment Date and Payments for Advances. 7
Section 3.03 Correction of Errors. 7

ARTICLE IV REPRESENTATIONS AND WARRANTIES AS TO GREGORY 8

Section 4.01 Due Organization and Good Standing. 8
Section 4.02 Authority and Capacity. 8
Section 4.03 Effective Agreements; No Conflicts. 8
Section 4.04 Advances. 8
Section 4.05 Transfers Free and Clear. 9
Section 4.06 Litigation. 9
Section 4.07 Solvency. 9
Section 4.08 Mortgage Loan-Level Matters. 9
Section 4.09 Standing and Licenses. 10

ARTICLE V REPRESENTATIONS AND WARRANTIES OF NEW SERVICER 10

Section 5.01 Due Organization and Good Standing. 10
Section 5.02 Authority and Capacity. 10
Section 5.03 Effective Agreements; No Conflicts. 10
Section 5.04 Standing and Licenses. 11
Section 5.05 No Regulatory Impediment. 11

ARTICLE VI COVENANTS 11

Section 6.01 Servicing Agreement Consent and Notices. 11
Section 6.02 Transfer Notices. 11
Section 6.03 Real Estate Taxing Authorities. 12
Section 6.04 Delivery of Mortgage Loan Documentation and Information. 12
Section 6.05 Delivery of Servicing System Information. 13
Section 6.06 Custodial Funds and Related Escrow Account Balances. 13
Section 6.07 Payoffs, Assumptions, Modifications, Refinancings; Short Sales and Deeds in Lieu. 13
Section 6.08 Mortgage Loan Payments and Trailing Bills Received After Assignment Date. 14
Section 6.09 Misapplied and Returned Payments. 14
Section 6.10 Year End Tax Reporting. 14
Section 6.11 Cooperation. 14
Section 6.12 Tax, Flood and Other Set Up Costs. 15
Section 6.13 Document Custodian. 15

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Section 6.14 No Transfer Without Consent. 15

ARTICLE VII CONDITIONS PRECEDENT TO OBLIGATIONS OF NEW SERVICER 15

Section 7.01 Correctness of Representations and Warranties. 15
Section 7.02 Compliance with Conditions. 16
Section 7.03 No Actions. 16
Section 7.04 Consents. 16
Section 7.05 Delivery of Documents. 16

ARTICLE VIII CONDITIONS PRECEDENT TO OBLIGATIONS OF GREGORY 16

Section 8.01 Correctness of Representations and Warranties. 16
Section 8.02 Compliance with Conditions. 16
Section 8.03 No Actions. 16
Section 8.04 Consents. 17
Section 8.05 Delivery of Documents. 17

ARTICLE IX TERMINATION 17

Section 9.01 Termination. 17
Section 9.02 Effect of Termination. 17

ARTICLE X INDEMNIFICATION AND CURE 18

Section 10.01 Indemnification by Gregory. 18
Section 10.02 Indemnification by New Servicer. 18
Section 10.03 Survival. 19

ARTICLE XI MISCELLANEOUS 19

Section 11.01 Costs and Expenses. 19
Section 11.02 Confidentiality. 20
Section 11.03 Broker's Fees. 21
Section 11.04 Notices. 21
Section 11.05 Waivers. 21
Section 11.06 Entire Agreement; Amendment. 22
Section 11.07 Binding Effect. 22
Section 11.08 Headings. 22
Section 11.09 Applicable Law; No Jury Trial; Exclusive Venue. 22
Section 11.10 Reserved. 22
Section 11.11 Incorporation of Exhibits and Schedules. 22
Section 11.12 Counterparts. 22
Section 11.13 Severability of Provisions. 22
Section 11.14 Public Announcement. 23
Section 11.15 Assignment. 23
Section 11.16 No Third-Party Beneficiaries. 23
Section 11.17 Disclosures. 23
Section 11.18 Further Assurances. 24

EXHIBIT A: FORM OF ASSIGNMENT

EXHIBIT B: SERVICING AGREEMENTS

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1 SERVICING TRANSFER AGREEMENT This Servicing Transfer Agreement, dated as of May 10, 2024, is by and between Gregory Funding LLC (“Gregory”), and NewRez LLC (“New Servicer”) (Gregory and New Servicer collectively be referred to as the “Parties,” and each as a “Party”). W I T N E S S E T H: WHEREAS, Gregory desires to transfer and assign to New Servicer, and New Servicer desires to assume and accept from Gregory, Gregory’s rights and obligations under certain Servicing Agreements to which Gregory is a party and performs Servicing; and WHEREAS, New Servicer and Gregory desire to set forth the terms and conditions pursuant to which Gregory will transfer and assign to New Servicer, and New Servicer will assume and accept from Gregory, Gregory’s rights and obligations under certain Servicing Agreements to which Gregory is a party and performs Servicing. NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions set forth herein, the Parties hereto agree as follows: ARTICLE I DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES Definitions. Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings: Advances: With respect to the applicable Mortgage Loans, the outstanding moneys that have been advanced or otherwise expended by Gregory in connection with its servicing of such Mortgage Loans in accordance with Applicable Requirements, including for Escrow Payments (whether or not Related Escrow Accounts are maintained), and costs, fees and expenses related to Mortgage Loan delinquencies and defaults, including for the acquisition of title to, and valuation, preservation, inspection, repair and conveyance of the Mortgaged Properties, and related attorney fees and costs (including, without limitation, any “Servicing Advances” as defined in a Servicing Agreement). Affiliate: Any individual, partnership, corporation, entity or other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified. Applicable Law: All applicable federal, state and local laws, rules, regulations and ordinances. Applicable Requirements: As of the time of reference and as applicable, (a) the terms of the applicable Mortgage Loan Documents, (b) Applicable Law regarding the servicing of any Mortgage Loan, (c) the applicable Servicing Agreement(s), and (d) the judicial and administrative judgments, orders, remediation plans, stipulations, awards, writs and injunctions regarding the servicing any Mortgage Loan. Assignment: An assignment and assumption of a Servicing Agreement in accordance with this Agreement in the form attached as Exhibit A, as the same may be modified to meet, or any replacement form meeting, the requirements under any specific Servicing Agreement.

2 Assignment Date: June 1, 2024, or such later date as agreed by Gregory and New Servicer. Business Day: Any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in New York or Oregon are authorized or obligated by law or by executive order to be closed. Consumer Information: Shall include and in any format, the nonpublic personal financial information of any borrower or customer of Gregory as that information is defined by 15 U.S.C. § 6809(4), and other information concerning a consumer that is protected by state or federal statutes or regulations. Contested Enforcement Action: Any enforcement action, litigation or other adversary proceedings, in each case, brought by a Governmental Entity in respect of any Mortgage Loan or a Servicing Agreement, to the extent relating to any period of time prior to the related Assignment Date or Subsequent Assignment Date, as applicable. Contested Litigation: Any action, litigation or other proceeding relating to any Mortgage Loans or Servicing Agreement, including, without limitation, class actions, counterclaims, adversary proceedings, sanction or contempt proceedings, show cause orders, appeals and lawsuits, that has been commenced prior to the Assignment Date or Subsequent Assignment Date, as applicable, containing adverse allegations regarding acts, errors or omissions by Gregory, excluding bankruptcy and foreclosure proceedings, and routine defenses to foreclosure. Corporate Advances: Advances by Gregory other than Escrow Advances. Custodial Funds: All funds held by or for Gregory with respect to the Mortgage Loans, including all principal and interest funds and any other funds due an Investor, funds for the payment of taxes, assessments, insurance premiums, ground rents and similar charges, funds from hazard insurance loss drafts and other mortgage escrow and impound amounts (including interest accrued thereon for the benefit of the Mortgagors under the Mortgage Loans, if required by Applicable Requirements) maintained by Gregory relating to the Mortgage Loans. Custodian: With respect to any Mortgage Loans and the related Servicing Agreement, any entity acting as a mortgage loan document custodian for Gregory, New Servicer, or the applicable Investor, as applicable. Effective Date: The date as of which this Agreement is effective, as first set forth above. Escrow Advance: Advances by Gregory for the payment of Escrow Payments due related to the Mortgage Loans or for amounts described in the definition of Escrow Payments but for which no Escrow Payment from the Mortgagor is required, in accordance with Applicable Requirements Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, flood insurance premiums, fire and hazard (including wind, hail, hurricane, and earthquake) insurance premiums, condominium and homeowner’s association charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document. Excluded Obligations: The following: (i) any liability or other obligation of Gregory which may have arisen under (or in connection with) any Servicing Agreement or in connection with any Mortgage Loan, in each case, prior to the Assignment Date or Subsequent Assignment Date, as applicable, but excluding liabilities and obligations for the ongoing servicing of the Mortgage Loans after the Assignment Date or Subsequent Assignment Date, as applicable, under the Servicing Agreements, and (ii) any liability or other obligation for any acts or omissions of the Gregory or for any breach by Gregory of any of its representations or warranties contained in any Servicing Agreement or in any related document or agreement.

3 GLBA: The Gramm-Leach-Bliley Act of 1999, as amended. Governmental Entity: Any federal, state or local governmental authority, agency, commission or court or self-regulatory authority or commission. Gregory Confidential Information: Any and all of the following, in any form: software, intellectual property, agreements, notes, memorandum, policies, client lists, client data, Consumer Information, and any other information which relates to Gregory’s business procedures, servicing fees, activities, systems, practices or prices, data processing, research and development, trade secrets or business affairs and any summaries or compilations of any of the foregoing. For purposes of this Agreement, Gregory Confidential Information shall also include the information that a reasonable businessperson would understand to be not publicly available, which is discussed or exchanged in anticipation of or during discussions between Gregory and New Servicer. Gregory Material Adverse Effect: A material and adverse effect on (a) the ability of Gregory to consummate the Transactions or perform its obligations under the Transaction Documents, or (b) the ability of New Servicer to service the Mortgage Loans; provided, that, for purposes of this Agreement, a Gregory Material Adverse Effect shall not include any such effect to the extent resulting from (i) changes to the housing or mortgage market or the mortgage servicing industry generally; (ii) the announcement or disclosure of the Transactions; (iii) general economic, regulatory or political conditions or changes in the United States, including with respect to financial, banking or securities markets; (iv) military action or acts of terrorism or (v) changes in law or the Applicable Requirements that become effective after the date hereof that Gregory is required to adopt in accordance therewith. Insurer: (a) A Person who insures or guarantees all or any portion of the risk of loss on any Mortgage Loan through hazard insurance, flood insurance, earthquake insurance or title insurance with respect to any Mortgage Loan or Mortgaged Property, as the case may be, including any Governmental Entity or (b) a Person who provides, with respect to any Servicing Agreement or any Applicable Requirement, any fidelity bond, direct surety bond, letter of credit, other credit enhancement instrument or errors and omissions policy. Investor: Any investor, trust or other person who owns or holds Mortgage Loans or any interest therein (including any trustee on behalf of any holders of any related notes, certificates, securities or other interests backed by such Mortgage Loans, and not the holders of such related notes, certificates, securities or other interests), as applicable. Loss or Losses: Any and all direct, actual out-of-pocket third party losses, damages, deficiencies, claims, costs, penalties or expenses, including reasonable attorneys’ fees and disbursements, excluding (a) any amounts attributable to or arising from overhead allocations, general or administrative costs and expenses, or any cost for the time of any Party’s employees, (b) consequential, incidental, or indirect losses or damages, including speculative lost profits, loss of future revenue or income, lost investment or business opportunity, diminution of value, damage to reputation, or operating losses, (c) punitive or treble damages, provided, however, that the exclusions set forth in clauses (b) and (c) above do not apply if and to the extent any such amounts are actually incurred in payment to a third party or government entity. Mortgage: The mortgage, mortgage deed, deed of trust or other instrument creating a first or subordinate lien on an estate in fee simple in real property securing the Mortgage Note and related to a Mortgage Loan; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first or subordinate lien upon a leasehold estate of the Mortgagor, as the case may be, including any riders, addenda, assumption agreements or modifications relating thereto. Mortgage Loan: Each of those mortgage loans serviced by Gregory under a Servicing Agreement, as listed in a Mortgage Loan Schedule.

4 Mortgage Loan Documents: With respect to each Mortgage Loan the Mortgage and Mortgage Note. Mortgage Loan Schedule: The schedule of the Mortgage Loans, which will be delivered in electronic form (or such other format as the Parties may mutually agree) and attached to or otherwise incorporated by reference in the related Assignment. Mortgage Note: With respect to any Mortgage Loan, the note or other evidence of indebtedness of the Mortgagor thereunder, including allonges and lost note affidavits. Mortgaged Property: Any real or other property securing repayment of a related Mortgage Note, consisting of a fee simple interest in a single parcel of real property, improved by a residential dwelling, or other property permitted by Applicable Requirements. Mortgagor: An obligor or co-signer under a Mortgage Loan and his/her successors in title to the Mortgaged Property. New Servicer Material Adverse Effect: A material and adverse effect upon the ability of New Servicer to consummate the Transactions or perform its obligations under the Transaction Documents. Originator: With respect to any Mortgage Loan, the Person(s) that (i) took the loan application, (ii) processed the loan application, (iii) underwrote the loan application, and/or (iv) closed or funded the Mortgage Loan. Party/Parties: The meaning specified in the first paragraph of this Agreement. Person: Any individual, partnership, corporation, limited liability company, business entity, banking entity, joint stock company, trust, unincorporated organization, joint venture or other entity. Prior Servicer: Any Person that was a Servicer of any Mortgage Loan before the Assignment Date or Subsequent Assignment Date, as applicable. Related Escrow Accounts: Mortgage Loan escrow/impound accounts maintained by Gregory, for Escrow Payments. Related Parties: With respect to a Person, such Person’s officers, directors, shareholders, partners, members, owners and employees. SEC: The U.S. Securities and Exchange Commission. Servicing: The responsibilities with respect to servicing the Mortgage Loans under the Applicable Requirements, whether performed as a servicer or subservicer. Servicing Agreement: As of the time of reference and as applicable to a particular Mortgage Loan, the contracts (including any pooling agreement, servicing agreement, and custodial agreement), and, if applicable, all procedures, manuals and guidelines incorporated therein, defining the rights and obligations of the applicable Investor and servicer, with respect to the Mortgage Loans, consisting of, as applicable, the contracts and other documents (as each such contract and other document has been amended from time to time), and including waivers approved by such Investor. The Servicing Agreements include such contracts as related to the transactions listed in Exhibit B, and such other transactions as agreed to by the Parties in writing, if any. Servicing Agreement Consent: Any consent, approval or authorization that is required from an Investor or other Persons pursuant to the terms of the applicable Servicing Agreement in order to assign or

5 otherwise transfer the rights and obligations of Gregory under such applicable Servicing Agreement to New Servicer in accordance with this Agreement. Servicing File: Those documents, which may be originals, copies or electronically imaged, pertaining to each Mortgage Loan, which are delivered to New Servicer in connection with a physical transfer of the servicing of the Mortgage Loan, and which will include originals or copies of the Mortgage Loan Documents and all credit and servicing related documentation relating to the origination and servicing of such Mortgage Loan in Gregory’s possession. Servicing Transfer Instructions: The meaning specified in Section 6.05 hereof. Subsequent Assignment Date: The meaning specified in Section 2.02(a)(ii) hereof. Third Party Claim: The meaning specified in Section 10.01 hereof. Trailing Documents: Mortgage Loan Documents or other documents from the Servicing File that, as of the time of reference, are (a) in the custody of counsel in accordance with Applicable Requirements or (b) have been submitted for recording and have not yet been returned by the applicable recording office. Transaction Documents: This Agreement and any Assignments executed pursuant hereto, including, in each case, any and all exhibits, schedules and attachments to any such documents and any other documents executed or delivered in connection therewith. Transactions: The assignment of the Servicing Agreements by Gregory to New Servicer and the other transactions contemplated by this Agreement and the Assignments. General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires: (a) The terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender; (b) Accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; (c) References herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement; (d) A reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions; (e) The words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; (f) The terms “include,” “includes” or “including” shall mean without limitation by reason of enumeration; and (g) Any and all capitalized terms which are not defined herein shall have their respective meanings set forth in the applicable Servicing Agreement.

6 ARTICLE II ASSIGNMENT AND ASSUMPTION OF SERVICING Assignment and Assumption of Servicing Agreement. Subject to, and upon the terms and conditions of this Agreement, as documented by the Assignments, Gregory shall, on the Assignment Date or Subsequent Assignment Date, as applicable, as provided herein, transfer and assign to New Servicer and New Servicer shall assume and accept the rights and obligations (other than Excluded Obligations, which shall not be assumed) of Gregory, as of the Assignment Date or Subsequent Assignment Date, as applicable, under the Servicing Agreements. Assignment Date. (a) Servicing Agreements. (i) Subject to the terms and conditions of this Agreement, on the Assignment Date, all rights and obligations of Gregory under the Servicing Agreements shall be transferred and assigned by Gregory to New Servicer, and assumed and accepted by New Servicer (other than Excluded Obligations, which shall not be assumed). On or before the Assignment Date, Gregory and New Servicer shall execute the applicable Assignments to evidence the assignment and assumption of the applicable Servicing Agreement(s) obligations. (ii) If a Servicing Agreement Consent for any Servicing Agreement is not obtained prior to the Assignment Date, but is obtained after the Assignment Date, then the transfer, assignment, assumption and acceptance of such Servicing contemplated by Section 2.01 relating to such Servicing Agreement shall take place at on the date as soon after the receipt of such Servicing Agreement Consent by which the Parties can administer the transfer of Servicing in accordance with Applicable Requirements (which must be the first calendar of a month unless otherwise agreed by the Parties) and as is acceptable to the applicable Investor, or at such other time as is mutually agreed upon by the Parties (each, a “Subsequent Assignment Date”). The terms and conditions of any such subsequent transfer, assignment, assumption and acceptance shall be identical to those set forth herein pertaining to the Transactions occurring on the Assignment Date, or as otherwise mutually agreed upon by the Parties. (b) Deliverables. The following documents shall be exchanged between the Parties (as applicable): (i) Duly executed applicable Assignment(s); and (ii) Any other documents required by this Agreement or reasonably requested by Gregory or New Servicer to evidence the Transactions on the Assignment Date or Subsequent Assignment Date, as applicable. ARTICLE III CONSIDERATION Consideration. (a) In full consideration for the transfer and assignment of the Servicing Agreements on the Assignment Date or Subsequent Assignment Date, as applicable, New Servicer has agreed to

7 assume and accept the obligations of Gregory thereunder, and pay Gregory for the Advances as provided in this Agreement, on the Assignment Date or Subsequent Assignment Date, as applicable. (b) At least 3 Business Days prior to the Assignment Date or Subsequent Assignment Date, as applicable, Gregory shall complete and provide to New Servicer a preliminary Mortgage Loan Schedule. (c) No later than 5 Business Days after the Assignment Date or Subsequent Assignment Date, as applicable, Gregory shall complete and provide to New Servicer, a final Mortgage Loan Schedule based on information regarding the Mortgage Loans as of the close of business on the Assignment Date or Subsequent Assignment Date, as applicable, that is included in the final Mortgage Loan Schedule. Assignment Date and Payments for Advances. (a) Where applicable, the Servicing Agreement Consents shall have been granted on or prior to the Assignment Date or Subsequent Assignment Date, as applicable. On the Assignment Date or Subsequent Assignment Date, as applicable, (x) Gregory shall cease to be the servicer under the Servicing Agreement in respect of the Mortgage Loans and (y) the transfer of Servicing responsibilities thereof to New Servicer shall occur. (b) On or prior to the Assignment Date or Subsequent Assignment Date, as applicable, or if the Assignment Date or Subsequent Assignment Date, as applicable, is not a Business Day, the following Business Day, New Servicer shall pay Gregory (or its designee), by wire transfer of immediately available federal funds to an account or accounts designated by Gregory, an amount equal to the Advances funded or paid by or on behalf of Gregory pursuant to the applicable Servicing Agreement, and for which Gregory has not previously been reimbursed; provided that prior to the required payment by New Servicer, Gregory has provided New Servicer with customary information, which may be in electronic form, for all Advances accrued but not recovered or reimbursed through the close of business of the day prior to the Assignment Date or Subsequent Assignment Date, as applicable. (c) As mutually agreed by the Parties and JPMorgan Chase Bank, N.A., a portion of the payment for Advances by New Servicer may be satisfied through the inclusion of such amounts in the servicing advance financing to be provided by JPMorgan Chase Bank, N.A. to New Servicer, and corresponding reduction in amounts payable by Gregory (or its Affiliates) to JPMorgan Chase Bank, N.A. servicing advance financing currently provided by JPMorgan Chase Bank, N.A. to Gregory. Correction of Errors. If for any reason any amount paid or accounted for under this Agreement is found to be in error, the Parties shall mutually agree to an appropriate adjustment (and an associated reconciliation statement or other such documentation with respect to such adjustment), and the Party benefiting from the error shall pay to the other Party an amount sufficient to correct and reconcile such amounts, if necessary, as mutually agreed by the Parties. Any payment adjustments shall be paid by the applicable Party within 10 Business Days from receipt of satisfactory written verification and details of amounts due; provided, however, that if the Parties cannot agree on such amounts within such 10 Business Day period, a disputing Party shall promptly deliver to the other Party a written notice specifying the nature of its dispute (in reasonable detail) and the Parties shall promptly (and, in any event, within 10 Business Days thereafter) undertake reasonable efforts to resolve such dispute within 30 days after the disputing Party provides written notification of the dispute to the other Party. If appropriate representatives of the Parties fail to resolve the dispute, either Party may then pursue any rights it may have under this Agreement or at law or in equity.

8 ARTICLE IV REPRESENTATIONS AND WARRANTIES AS TO GREGORY As an inducement to New Servicer to enter into this Agreement, Gregory represents and warrants to New Servicer as of the Effective Date, the Assignment Date and each Subsequent Assignment Date, as follows: Due Organization and Good Standing. Gregory is a limited liability company duly organized, validly existing and in good standing under the laws of Oregon. Gregory is authorized to transact business in each jurisdiction in which Gregory transacts business, and in each jurisdiction where a Mortgaged Property is located, in accordance with Applicable Requirements, except where the failure to be so qualified has not and would not reasonably be expected to, individually or in the aggregate, (a) result in a Gregory Material Adverse Effect, or (b) impair in any material respect the ability of Gregory to perform its obligations under this Agreement. Authority and Capacity. Gregory has all requisite power, authority and capacity, subject to approvals required pursuant to Section 6.01, to enter into this Agreement and each other Transaction Document and to perform the obligations required of it hereunder and thereunder. The execution and delivery of this Agreement and each other applicable Transaction Document, and the consummation of the Transactions, have been duly and validly authorized by all necessary action on the part of Gregory. This Agreement constitutes, and each other Transaction Document constitutes or will constitute assuming due execution and delivery hereof and thereof by New Servicer, a valid and legally binding agreement of Gregory enforceable against Gregory in accordance with its terms, and no offset, counterclaim or defense exists to the full performance by Gregory of this Agreement or such other Transaction Document, except as the same may be limited by bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors’ rights generally, and by general equity principles. Effective Agreements; No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by Gregory, its compliance with the terms hereof and thereof, and the consummation of the Transactions will not violate, conflict with, result in a breach of, constitute a default under, be prohibited by or require any additional approval under its organizational documents, or, upon obtaining the applicable Servicing Agreement Consent, any instrument or agreement to which it is a party or by which it is bound, or any Applicable Requirements applicable to it, which violation, breach or default would reasonably be expected to (a) result in a Gregory Material Adverse Effect, (b) impair in any material respect the ability of Gregory to perform its obligations under this Agreement or (c) prevent or materially impede or delay the consummation of the Transactions. Advances. Each of the Advances is eligible for reimbursement under the terms of the applicable Servicing Agreement. Each Advance has supporting backup documentation, if applicable, in original or imaged form maintained in accordance with Applicable Requirements, and Gregory has not received any notice from the applicable Investor in which Investor disputes or denies a claim by Gregory for reimbursement in connection with any such Advance. Transfers Free and Clear. As of the applicable Assignment Date or Subsequent Assignment Date, Gregory has the sole and full right and authority to sell and assign its interests under the applicable Servicing Agreements to New Servicer pursuant to this Agreement. As of the applicable Assignment Date or Subsequent Assignment Date hereunder,

9 the Gregory is not obligated, contractually or otherwise, to transfer or to offer to transfer any of its interests under the Servicing Agreements and the related documents to any Person other than New Servicer. Each transfer of each Servicing Agreement and each Advance hereunder is made free and clear of any lien or other adverse claim, other than liens against the Advances that will be released contemporaneously with the later of such transfer, or payment for such Advances by New Servicer. Litigation. Except as set forth on Schedule 4.06, there is no (a) litigation, proceeding or governmental investigation pending, or class action litigation, or litigation, proceeding or governmental investigation by a Governmental Entity or any other Person threatened in writing, against Gregory in respect of the Servicing Agreements, the Advances or the Mortgage Loans serviced thereunder, excluding foreclosure and bankruptcy proceedings, or (b) any outstanding order, injunction or decree binding upon Gregory, in each case of (a) and (b) that would reasonably be expected to have, individually or in the aggregate, a Gregory Material Adverse Effect or a New Servicer Material Adverse Effect. Except as set forth on Schedule 4.06, in the preceding eighteen (18) month period, no Governmental Entity (including, without limitation, the Consumer Financial Protection Bureau), Investor, Insurer, rating agency, trustee, master servicer or any other party to a Servicing Agreement has provided written notice to Gregory claiming or stating that Gregory has violated, breached or not complied with any Applicable Requirements in connection with the servicing of the related Mortgage Loans which has not been resolved by Gregory that in each case could reasonably be expected to have a Gregory Material Adverse Effect or a New Servicer Material Adverse Effect. Solvency. Gregory is solvent and the transfers contemplated hereby will not cause Gregory to become insolvent. No transfer hereunder has been undertaken to hinder, delay or defraud any of Gregory’s creditors. Mortgage Loan-Level Matters. (a) All custodial accounts required to be maintained by Gregory are being maintained in compliance with Applicable Requirements in all material respect. (b) No party to any of the Servicing Agreements has provided written notice to Gregory that such party will terminate any of the Servicing Agreements or Gregory’s benefits under any of the Servicing Agreements. (c) Gregory is not subject to any “event of default” or similar occurrence under any of the Servicing Agreements pursuant to which Gregory could be terminated “for cause”. (d) Gregory has not engaged any subservicers, subcontractors or other agents to perform any of its duties under the related Servicing Agreements, other than engagements that are permitted by, and are in compliance in all material respects with the requirements of, such Servicing Agreements. No portion of the servicing fee payable to Gregory under a Servicing Agreement has been sold, assigned or pledged to any Person. (e) There is no requirement for the servicer to fund future advances of principal or draws on the Mortgage Loans pursuant to the Servicing Agreements. (f) All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments and ground rents relating to the Mortgaged Properties that are required to have been paid by Gregory prior to the applicable Assignment Date or Subsequent Assignment Date, have been paid or will be paid by Gregory prior to the applicable Assignment Date or Subsequent Assignment Date, as applicable.

10 (g) Except for any Trailing Loan Documents, to Gregory’s knowledge, the Mortgage Loan Documents and Servicing File for each Mortgage Loan collectively contain all documents and instruments required for servicing such Mortgage Loan in all material respects in accordance with the related Servicing Agreement without unreasonable expense or delay which would be caused by the condition of the Mortgage Loan Documents and Servicing File. (h) Gregory has provided to the New Servicer true and correct copies of each Servicing Agreement and all material amendments, supplements or modifications thereto. Standing and Licenses. (a) Servicer Standing. Gregory is qualified to act as the servicer under the Servicing Agreements, and no event has occurred which would make Gregory unable to comply with all such eligibility requirements. (b) Necessary Licenses. Gregory and its employees, agents and other personnel have, and at all relevant times have had, in full force and effect, all required qualifications, permits, approvals, licenses, and registrations to conduct all activities in all states in which their activities with respect to the Mortgage Loans require them to have such qualifications, permits, approvals, licenses, and registrations pursuant to Applicable Requirements, except where the failure to have, in full force and effect, all required qualifications, permits, approvals, licenses, and registrations has not and would not reasonably be expected to, individually or in the aggregate result in a Gregory Material Adverse Effect. ARTICLE V REPRESENTATIONS AND WARRANTIES OF NEW SERVICER As an inducement to Gregory to enter into this Agreement, New Servicer represents and warrants as of the Effective Date, the Assignment Date and each Subsequent Assignment Date, as follows: Due Organization and Good Standing. New Servicer is a limited liability company, validly existing and in good standing under the laws of Delaware. New Servicer is authorized to transact business in each jurisdiction in which New Servicer transacts business, and in each jurisdiction where a Mortgaged Property is located, in accordance with Applicable Requirements, except where the failure to be so qualified has not and would not reasonably be expected to, individually or in the aggregate, (i) result in a New Servicer Material Adverse Effect, or (ii) impair in any material respect the ability of New Servicer to perform its obligations under this Agreement. Authority and Capacity. New Servicer has all requisite power, authority and capacity, subject to approvals required pursuant to Section 6.01, to enter into this Agreement and each other Transaction Document and to perform the obligations required of it hereunder and thereunder. The execution and delivery of this Agreement and each other Transaction Document, and the consummation of the Transactions, have been duly and validly authorized by all necessary action on the part of New Servicer. This Agreement constitutes, and each other applicable Transaction Document constitutes or will constitute assuming due execution and delivery hereof and thereof by Gregory, a valid and legally binding agreement of New Servicer enforceable against New Servicer in accordance with its terms, and no offset, counterclaim or defense exists to the full performance by New Servicer of this Agreement or such other Transaction Document, except as the same may be limited by bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors’ rights generally and by general equity principles.

11 Effective Agreements; No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by New Servicer, its compliance with the terms hereof and thereof, and the consummation of the Transactions will not violate, conflict with, result in a breach of, constitute a default under, be prohibited by or require any additional approval under its organizational documents and agreements, or, upon obtaining the applicable Servicing Agreement Consent, any instrument or agreement to which it is a party or by which it is bound, or any Applicable Requirements applicable to it, which violation, breach or default would reasonably be expected to (a) result in a New Servicer Material Adverse Effect, (b) impair in any material respect the ability of New Servicer to perform its obligations under this Agreement or (c) prevent or materially impede or delay the consummation of the Transactions. Standing and Licenses. (a) Servicer Standing. New Servicer is qualified to act as the servicer under the Servicing Agreements, including by meeting the financial requirements to act as the servicer under the Servicing Agreements, and no event has occurred which would make New Servicer unable to comply with all such eligibility requirements. New Servicer is capable of servicing the Mortgage Loans in accordance with the Servicing Agreements. (b) Necessary Licenses. New Servicer and its employees, agents and other personnel have, and at all relevant times have had, in full force and effect all required qualifications, permits, approvals, licenses, and registrations to conduct all activities in all states in which their activities with respect to the Mortgage Loans require them to have such qualifications, permits, approvals, licenses, and registrations pursuant to Applicable Requirements. No Regulatory Impediment. To New Servicer’s knowledge, there is no fact or circumstance relating to New Servicer’s business, operations, financial condition or legal status that might reasonably be expected to impair in any material respect its ability to obtain all consents, orders, authorizations and approvals from any Person necessary for the consummation of the Transactions. ARTICLE VI COVENANTS Servicing Agreement Consent and Notices. Gregory shall use best efforts to obtain all applicable Servicing Agreement Consents prior to the Assignment Date. New Servicer shall cooperate with Gregory and provide such information and materials as may be reasonably requested to obtain such Servicing Agreement Consents. Prior to the Assignment Date, or Subsequent Assignment Date, as applicable, New Servicer and Gregory shall execute (or cause to be executed) and deliver the documents required by the applicable Investor in connection with the assignment of the related Servicing Agreement, hereunder, in form and substance reasonably satisfactory to both Parties. Transfer Notices. (a) If required by Applicable Requirements, Gregory shall provide servicing transfer notices and any other similar notices to the Mortgagors as may be required under the Applicable Requirements, including pursuant to the federal Real Estate Settlement Procedures Act and its implementing Regulation X, 12 C.F.R. Part 1024, in accordance with Applicable Requirements and at Gregory’s cost and expense.

12 (b) If required by Applicable Requirements, within 15 days following the Assignment Date or Subsequent Assignment Date, as applicable, but not before the Assignment Date or Subsequent Assignment Date, as applicable, unless agreed to in writing by Gregory, New Servicer shall deliver to each related Mortgagor a “Hello Letter” in accordance with the Applicable Requirements, at New Servicer’s cost and expense. New Servicer shall not contact any Mortgagors prior to the Assignment Date or Subsequent Assignment Date, as applicable, unless agreed to in writing by Gregory. New Servicer and Gregory may mutually agree to provide a joint transfer of servicing letter to the applicable Mortgagors. (c) If applicable, within 30 days after the Assignment Date or Subsequent Assignment Date, as applicable, (i) Gregory shall, in accordance with applicable Insurer requirements, provide written notice of the transfer to any Insurer requiring such notice; provided, however, that Gregory may give aggregate notice whenever possible, and (ii) Gregory shall notify related tax-bill services of the transfer. (d) If applicable, in connection with any Mortgage Loans subject to bankruptcy proceedings, New Servicer shall file transfers of claims as required by Applicable Requirements, including Rule 3001(e) of the Federal Rules of Bankruptcy Procedure; provided, that Gregory shall promptly deliver to New Servicer (upon New Servicer’s request) any information and documentation that is reasonably necessary for New Servicer to comply with this Section 6.02(d). The form of all notices by New Servicer pursuant to this Section 6.02(d) shall be subject to the review and reasonable approval of Gregory upon Gregory’s request. Real Estate Taxing Authorities. Gregory shall pay or cause to be paid, prior to the Assignment Date or Subsequent Assignment Date, as applicable, all tax bills (including any applicable penalties and interest) with tax due dates prior to the Assignment Date or Subsequent Assignment Date, as applicable, but only if the tax bill was issued by the taxing authority at least 30 days prior to the Assignment Date or Subsequent Assignment Date, as applicable, and to the extent of escrow payments made by the applicable Mortgagor with respect thereto or Escrow Advances as required by Applicable Requirements. New Servicer shall pay or cause to be paid all other tax bills when due. Gregory shall promptly forward tax bills issued by the taxing authority less than 30 days prior to the Assignment Date or Subsequent Assignment Date, as applicable, to be paid by New Servicer. Delivery of Mortgage Loan Documentation and Information. (a) Gregory shall provide New Servicer with prior written notice of the carrier, shipping arrangements and insurance arrangements, if applicable, with respect to the delivery of the Mortgage Loan Documents and the Servicing Files with respect to the Mortgage Loans within 30 days following the Assignment Date or Subsequent Assignment Date, as applicable. Gregory shall provide New Servicer reporting as to Mortgage Loan Documents and Servicing Files held by Gregory prior to the Assignment Date or Subsequent Assignment Date, as applicable. (b) Promptly, and not more than 10 Business Days, after direct receipt of a Trailing Document by Gregory, Gregory shall deliver such Trailing Document to the Custodian. (c) On or before the Assignment Date or Subsequent Assignment Date, as applicable, Gregory will deliver the imaged Servicing Files in Gregory’s possession for each Mortgage Loan to New Servicer. Gregory shall provide, or cause to be provided to New Servicer, no later than 30 days after the Assignment Date or Subsequent Assignment Date, as applicable, true and correct originals, copies or electronic formats of any and all Mortgage Loan Documents and Servicing Files, in each case as are in Gregory’s possession.

13 (d) Anything to the contrary contained in this Agreement notwithstanding, except for Applicable Requirements which must be satisfied, with respect to each Mortgage Loan, Gregory may deliver any documents required to be delivered to New Servicer by means of electronic data containing the relevant information and/or scanned images of some or all documents relating to the Mortgage Loan. Delivery of Servicing System Information. The Parties shall administer the transfer the servicing of the related Mortgage Loans in accordance with the terms of this Agreement, mutually agreeable servicing transfer instructions (“Servicing Transfer Instructions”) (if any) and Applicable Requirements, in all material respects. Custodial Funds and Related Escrow Account Balances. Gregory shall, no later than 5 Business Days after the Assignment Date or Subsequent Assignment Date, as applicable: (a) Provide New Servicer by wire transfer of immediately available federal funds all Custodial Funds with respect to the related Mortgage Loans and/or related Servicing Agreements; and (b) Provide New Servicer with an accounting statement sufficient to enable New Servicer to reconcile the balances referred to in Section 6.06(a) above with the accounts of the related Mortgage Loans and/or related Servicing Agreements. Payoffs, Assumptions, Modifications, Refinancings; Short Sales and Deeds in Lieu. (a) Gregory and New Servicer shall cooperate with and assist each other, as reasonably requested, in completing any payoff, assumption, modification, short sale, deed in lieu or other loss mitigation option, in each case that is in process as of the Assignment Date or Subsequent Assignment Date, as applicable. (b) New Servicer shall accept and continue processing any pending loan modification requests related to the Mortgage Loans. New Servicer shall honor all trial and permanent loan modification agreements entered into by Gregory, and make any related required filings with Governmental Entities, Investors and Insurers in accordance with Applicable Requirements. (c) For purposes of this Section 6.07, a loss mitigation option (including any modification) in process includes any permanent or temporary agreement on a loss mitigation option between Gregory and a borrower, and any complete or incomplete loss mitigation application submitted by a borrower for consideration or evaluation for a loss mitigation option but not yet evaluated or considered. Gregory and New Servicer shall cooperate and assist each other to meet any timeline under Applicable Requirements for consideration, evaluation, or where applicable, consummation of such loss mitigation agreement. Mortgage Loan Payments and Trailing Bills Received After Assignment Date. (a) All Mortgage Loan payments that are received by Gregory after the Assignment Date or Subsequent Assignment Date, as applicable, and until 60 days thereafter, shall be forwarded by Gregory to New Servicer or its designee by wire transfer of immediately available funds, or at Gregory’s discretion if such funds or payments are received by check, by overnight delivery, with the check date stamped, within 7 Business Days following Gregory’s receipt, except that payments or funds requiring exception processing shall be forwarded within 10 Business Days of Gregory’s receipt.

14 (b) Gregory will promptly forward to New Servicer or its designee any bills, invoices, statements or other notices of required payment for which the servicer of the Mortgage Loans is responsible pursuant to Applicable Requirements (e.g., taxes and insurance) that are received by Gregory after the Assignment Date or Subsequent Assignment Date, as applicable, and until 60 days thereafter, whether related to the period before or after, or services provided before or after, the Assignment Date or Subsequent Assignment Date, as applicable; provided, that notwithstanding the generality of the foregoing, such bills, invoices, statements or other notices of required payment received by Gregory within 15 days after the Assignment Date or Subsequent Assignment Date, as applicable, shall be forwarded in the ordinary course to New Servicer within 5 Business Days thereafter for payment by New Servicer. Misapplied and Returned Payments. Misapplied and returned payments shall be processed as follows: (a) Both Parties shall reasonably cooperate in correcting misapplication errors; (b) The Party who discovers or receives notice of a misapplied payment shall immediately notify the other Party; and (c) If any Mortgagor’s check presented to Gregory prior to the Assignment Date or Subsequent Assignment Date, as applicable, is returned unpaid to Gregory for any reason subsequent to the Assignment Date or Subsequent Assignment Date, as applicable, Gregory shall immediately forward the original unpaid check to New Servicer and New Servicer shall reimburse Gregory therefor promptly upon Gregory’s demand. Year End Tax Reporting. Gregory shall provide the Internal Revenue Service and Mortgagors with all appropriate tax forms and information for transactions affecting the Mortgage Loans during the respective calendar year, for the period prior to the Assignment Date or Subsequent Assignment Date, as applicable. New Servicer shall provide the Internal Revenue Service and Mortgagors with all appropriate tax forms and information for transactions affecting the Mortgage Loans following the Assignment Date or Subsequent Assignment Date, as applicable. Cooperation. Gregory and New Servicer shall each cooperate with and assist each other, as reasonably requested, in carrying out the purposes of the Transaction Documents, post-transfer servicing and ongoing litigation or claims related to the Mortgage Loans or their servicing, including Contested Litigation and Contested Enforcement Actions, including but not limited to providing, as applicable, check copies, prior payment and servicing histories, prior correspondence, escrow account activity, loss mitigation applications and outcomes, events of default, default or pre-foreclosure notices, and foreclosure or bankruptcy proceedings. Each Party shall use its commercially reasonable efforts to (a) take all appropriate action, and do all things necessary, proper or advisable or otherwise to promptly consummate and make effective the Transactions, (b) obtain all authorizations, consents or approvals that are or may be or become necessary for the performance of its obligations under the Transaction Documents and the consummation of the Transactions, including the Servicing Agreement Consent and (c) fulfill all conditions to such Party’s obligations under this Agreement and the other Transaction Documents as promptly as practicable. Without limiting the general application of the forgoing, upon Gregory’s request, New Servicer shall use commercially reasonable efforts, at the expense of Gregory, to assist Gregory in the recovery of amounts which Gregory would be entitled to recover under a Servicing Agreement (relating to indemnification or other payments) if such Servicing Agreement had not been assigned, solely to the extent such amounts relate to Gregory’s services prior to the Assignment Date or Subsequent Assignment Date, as applicable (whether

15 incurred before or after such Assignment Date or Subsequent Assignment Date, as applicable), and solely to the extent such amounts were not recovered prior to the Assignment Date or Subsequent Assignment Date, as applicable (and without any duplication of any other amounts paid to Gregory hereunder). Tax, Flood and Other Set Up Costs. Gregory shall to assign to New Servicer any assignable tax contracts relating to each Mortgage Loan promptly following the Assignment Date or Subsequent Assignment Date, as applicable. For any Mortgage Loans with respect to which Gregory does not have a assignable tax contract, it will provide the available “reverse adds” information. Gregory shall provide flood services contracts it has with ServiceLink. Gregory shall not be responsible for the costs of any flood services or tax services contracts, certifications or set up costs, other than as a result of a failure of Gregory to comply with the preceding paragraph. Document Custodian. New Servicer agrees to initially use Gregory’s applicable Custodian(s) with respect to the Mortgage Loans as of the Assignment Date or Subsequent Assignment Date, as applicable. Notwithstanding anything to the contrary in this Agreement, to the extent that any documents held by Gregory’s Custodian(s) are required to be delivered by Gregory hereunder are already in the possession of such Custodian(s), no physical delivery is required under this Agreement; provided that Gregory shall direct the Custodian to change its records and undertake a “shelf-to-shelf” transfer of such documents, to be held for the benefit of New Servicer after the Assignment Date or Subsequent Assignment Date, as applicable (or such other date for delivery as otherwise provided in this Agreement). The fees and expenses of any Custodian shall be borne by New Servicer. Any subsequent changes in document custodians shall be the sole responsibility of New Servicer. No Transfer Without Consent. Notwithstanding anything herein to the contrary, this Agreement shall not constitute an agreement to transfer, assign, assume or accept, or an attempt to transfer, assign, assume or accept, without obtaining any applicable Servicing Agreement Consent, if doing so would constitute a breach or violation of the Servicing Agreement or would affect adversely the rights of Gregory or New Servicer thereunder; and any transfer, assignment, assumption or acceptance is be made subject to such Servicing Agreement Consent. ARTICLE VII CONDITIONS PRECEDENT TO OBLIGATIONS OF NEW SERVICER The obligations of New Servicer under this Agreement are subject to the satisfaction, or waiver, of the following conditions as of the Assignment Date or Subsequent Assignment Date, as applicable. Correctness of Representations and Warranties. The representations and warranties made by Gregory in this Agreement are true and correct, except for the failure or failures of such representations and warranties to be so true and correct that (after excluding any effect of materiality or Gregory Material Adverse Effect qualifications set forth in any such representation or warranty) have not had and would not reasonably be expected to have, individually or in the aggregate, a Gregory Material Adverse Effect.

16 Compliance with Conditions. All material terms, conditions, covenants and obligations of this Agreement required to be complied with and performed by Gregory prior to the Assignment Date or Subsequent Assignment Date, as applicable, shall have been duly performed in all material respects. No Actions. There shall not have been commenced any action, suit or proceeding that prohibits the consummation of the Transactions. Consents. Gregory shall have obtained all consents and approvals of third parties, if any, required for the consummation of the Transactions, including the Servicing Agreement Consents. For the avoidance of doubt, a Servicing Agreement Consent shall be condition precedent only as to the transfer, assignment, assumption and acceptance of the Servicing Agreement to which such Servicing Agreement Consent applies, and any transfer, assignment, assumption and acceptance of any other Servicing Agreements shall be completed in accordance with this Agreement as and when the related Servicing Agreement Consents are obtained. Delivery of Documents. Gregory shall have delivered to New Servicer each of the documents provided for in Section 2.02(b) hereof, as applicable. ARTICLE VIII CONDITIONS PRECEDENT TO OBLIGATIONS OF GREGORY The obligations of Gregory under this Agreement are subject to the satisfaction, or waiver, of the following conditions as of the Assignment Date or Subsequent Assignment Date, as applicable: Correctness of Representations and Warranties. The representations and warranties made by New Servicer in this Agreement are true and correct, except for the failure or failures of such representations and warranties to be so true and correct that (after excluding any effect of materiality or New Servicer Material Adverse Effect qualifications set forth in any such representation or warranty) have not had and would not reasonably be expected to have, individually or in the aggregate, a New Servicer Material Adverse Effect. Compliance with Conditions. All of the terms, conditions, covenants and obligations of this Agreement required to be complied with and performed by New Servicer prior to the Assignment Date or Subsequent Assignment Date, as applicable, shall have been duly performed in all material respects. No Actions. There shall not have been commenced any action, suit or proceeding that prohibits the consummation of the Transactions.

17 Consents. Gregory shall have obtained all consents and approvals of third parties, if any, required for the consummation of the Transactions, including the Servicing Agreement Consents. For the avoidance of doubt, a Servicing Agreement Consent shall be condition precedent only as to the transfer, assignment, assumption and acceptance of the Servicing Agreement to which such Servicing Agreement Consent applies, and any transfer, assignment, assumption and acceptance of any other Servicing Agreements shall be completed in accordance with this Agreement as and when the related Servicing Agreement Consents are obtained Delivery of Documents. New Servicer shall have delivered to Gregory each of the documents provided for in Section 2.02(b) hereof, as applicable. ARTICLE IX TERMINATION Termination. (a) This Agreement shall remain in effect unless terminated in accordance with the provisions of this Section 9.01. (b) This Agreement may be terminated at any time prior to the Assignment Date or Subsequent Assignment Date, as applicable, with respect to a particular Servicing Agreement by the mutual written agreement executed by New Servicer and Gregory. (c) Either Party desiring to terminate this Agreement pursuant to Section 9.01(b) shall give written notice of such termination to the other Party. Effect of Termination. In the event of termination of this Agreement pursuant to Section 9.01, (a) this Agreement shall forthwith become void and have no further force or effect, except that (i) the provisions of this Section 9.02, Section 11.01, Section 11.02, Section 11.03, Section 11.04, Section 11.05, Section 11.06, Section 11.07, Section 11.09, Section 11.10, Section 11.11, Section 11.12, Section 11.14, Section 11.15, Section 11.17, Section 11.16, and Section 11.18, and any other Section which, by its terms, relates to post-termination rights or obligations, shall survive such termination of this Agreement and remain in full force and effect and (ii) all of the obligations of New Servicer referenced in Section 10.02(b) shall remain in full force and effect, and (b) New Servicer shall return to Gregory all documents, information and other materials received from Gregory or its representatives relating to Mortgage Loans, Servicing, and the Transactions, whether so obtained before or after the execution hereof, without retention of copies thereof other than as required by Applicable Law or as required by New Servicer’s bona fide internal record keeping and retention policies. Notwithstanding the foregoing, the termination of this Agreement pursuant to Section 10.01(b) shall not affect the rights of either Party under the indemnification and cure provisions of Article X hereunder, as applicable, with respect to any liabilities incurred or suffered by such Party as a result of the breach by the other Party of any of its representations, warranties, covenants or agreements in this Agreement.

18 ARTICLE X INDEMNIFICATION AND CURE Indemnification by Gregory. Gregory shall indemnify, defend and hold New Servicer and its Related Parties (provided that such indemnification of the Related Parties shall not include Losses experienced by such Related Parties as direct or indirect owners of or investors in the Mortgage Loans) harmless from and shall reimburse New Servicer and its Related Parties for any Losses suffered by New Servicer and its Related Parties that result from or arise out of: (a) Any breach of any representation or warranty contained in this Agreement by Gregory; (b) Any non-fulfillment of any covenant or other obligation of Gregory contained in this Agreement; and (c) Any failure of Gregory to service any Mortgage Loan, between the date Gregory commenced servicing such Mortgage Loan and the Assignment Date or Subsequent Assignment Date, as applicable, in accordance with Applicable Requirements; (d) Any Contested Litigation; (e) Any Contested Enforcement Action; and. (f) any breach by Gregory, any Originator or any Prior Servicer, of Applicable Requirements. New Servicer shall promptly notify Gregory in writing of the existence of any material fact known to it giving rise to any obligations of Gregory under this Section 10.01 and, in the case of any assertion of any litigation, proceedings, governmental investigations, orders, injunctions, decrees or any third party claims subject to indemnification under this Agreement (each, a “Third Party Claim”), which may give rise to any such obligations. Upon receipt of such notice of a Third Party Claim, Gregory shall have the right to assume the defense of such Third Party Claim using appropriate counsel of its choice; provided, however, Gregory shall obtain the prior written approval of New Servicer before entering into any settlement of such Third Party Claim that includes any non-monetary relief, remedies or obligations that would be applicable to New Servicer, which approval shall not be unreasonably withheld. In the event New Servicer reasonably concludes that there may be legal defenses available to it that are different from or in addition to those available to Gregory, New Servicer shall have the right to select separate counsel and to otherwise separately defend itself at its own cost and expense but shall not consent to the entry of a judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of Gregory, which consent shall not be unreasonably withheld. Any exercise of such rights by New Servicer shall not relieve Gregory of its obligations and liabilities under this Section 10.01 or any other provision of this Agreement. Notwithstanding the foregoing, or anything else to the contrary in any Transaction Documents, (i) Gregory shall not be obligated to indemnify New Servicer or its Related Parties for any Losses under this Article X, and shall not be otherwise be liable to New Servicer or its Related Parties at law or equity for any Losses or other damages or claims, to the extent such Losses, damages or claims are actually recovered by New Servicer or any successor pursuant to the terms of the applicable Servicing Agreement(s), and (ii) New Servicer will use commercially reasonable efforts, consistent with those it would use if Gregory had no liability to New Servicer or its Related Parties for such amounts, to pursue recovery pursuant to the terms of the applicable Servicing Agreements before making any claim against Gregory hereunder (but, for the avoidance of doubt, shall not be required to pursue litigation, arbitration or mediation for recovery under the applicable Servicing Agreements). If

19 Gregory indemnifies or reimburses New Servicer or its Related Parties for any Losses or other damages or claims, and New Servicer or its Related Parties subsequently recovers such amounts pursuant to the applicable Servicing Agreement(s), it shall promptly reimburse Gregory for such amounts. Indemnification by New Servicer. New Servicer shall indemnify, defend and hold Gregory and its Related Parties harmless from and shall reimburse Gregory and its Related Parties for any Losses suffered by Gregory and its Related Parties that result from or arise out of: (a) Any breach of a representation or warranty contained in this Agreement by New Servicer; (b) Any non-fulfillment of any covenant or obligation of New Servicer contained in this Agreement; and (c) Any failure of New Servicer to service any Mortgage Loan, after the Assignment Date or Subsequent Assignment Date, as applicable, in accordance with Applicable Requirements. Gregory shall promptly notify New Servicer in writing of the existence of any material fact known to it giving rise to any obligations of New Servicer under this Section 10.02 and, in the case of any Third Party Claim, which may give rise to any such obligations. Upon receipt of such notice of a Third Party Claim, New Servicer shall have the right to assume the defense of such Third Party Claim using appropriate counsel of its choice; provided, however, New Servicer shall obtain the prior written approval of Gregory before entering into any settlement of such Third Party Claim that includes any non-monetary relief, remedies or obligations that would be applicable to Gregory, which approval shall not be unreasonably withheld. In the event Gregory reasonably concludes that there may be legal defenses available to it that are different from or in addition to those available to New Servicer, Gregory shall have the right to select separate counsel and to otherwise separately defend itself at its own cost and expense but shall not consent to the entry of a judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of New Servicer, which consent shall not be unreasonably withheld. Any exercise of such rights by Gregory shall not relieve New Servicer of its obligations and liabilities under this Section 10.02 or any other provision of this Agreement. Survival. All of the representations and warranties of Gregory contained in Article IV and all of the representations and warranties of New Servicer contained in Article V shall survive the Assignment Date or Subsequent Assignment Date, as applicable and continue in full force and effect thereafter. The indemnification obligations of Gregory under Section 10.01(c), shall survive and continue in full force and effect thereafter. Article X shall survive and continue in full force and effect after the Assignment Date and each Subsequent Assignment Date. The Parties’ respective covenants and agreements contained in this Agreement to be performed at or after the Assignment Date or Subsequent Assignment Date, as applicable, shall survive indefinitely unless otherwise set forth herein. ARTICLE XI MISCELLANEOUS Costs and Expenses. Each of the Parties hereto shall bear its own fees, expenses and commissions of financial, legal and accounting advisors and other outside consultants incurred in connection with the due diligence, negotiation,

20 execution. Gregory shall reimburse New Servicer for New Servicer’s legal fees and/or JPMorgan Chase Bank, N.A.’s legal fees (to the extent New Servicer is obligated to pay them) in connection with New Servicer’s assumption of Gregory’s servicing advance facility with JPMorgan Chase Bank, N.A. (or entry into a new, substantially similar servicing advance facility with JPMorgan Chase Bank, N.A. as of the Assignment Date) (including any legal fees of other Persons that New Servicer is required to pay in connection with the establishment of such financing facility) incurred before the Assignment Date, not to exceed $100,000 in the aggregate, within ten (10) Business Days of its receipt of any invoices therefor, as delivered by New Servicer after the Assignments are completed. Without limiting the general application of the forgoing, Gregory shall bear and pay all third party fees and the risk of loss during transit relating to the transfer of servicing to New Servicer on the Assignment Date or Subsequent Assignment Date, as applicable, as contemplated herein, including costs of delivery and deposit expenses for the shipment of the Mortgage Loan Documents, and the shipment of Servicing Files to the extent not delivered in the form of electronically imaged copies, and transfer of imaged Mortgage Loan Documents and Servicing Files, to one of New Servicer and/or New Servicer’s Custodian as described in Section 6.04. Gregory also shall be responsible for all costs, fees and expenses chargeable to Gregory and incurred in connection with the Transactions, including transfer fees and expenses (including, for the avoidance of doubt, reasonable legal fees) imposed or incurred by the applicable Investor to process a request for Servicing Agreement Consent. Confidentiality. (a) Each Party understands that certain information which it has been furnished or made available and will be furnished or made available to it in connection with the Transactions, including Gregory Confidential Information in the case of New Servicer, Non Public Personal Information and/or Personally Identifiable Financial Information (as those terms are defined in Section 1016.3, published at 12 C.F.R.), policies or plans of the other Party or any of its Affiliates, is confidential and proprietary, and each Party agrees that it will maintain the confidentiality of such information and will not disclose it to others (except for its Affiliates and its and their respective directors, managers, officers, employees, financing sources, agents, representatives and advisors who have a need to know such information) or use it without the prior written consent of the Party furnishing such information, except in connection with the proposed Transactions contemplated by this Agreement or as such Party or an Affiliate thereof reasonably determines necessary as a part of such Party’s or its Affiliate’s filing of SEC Forms 8-K, 10-Q or 10-K, bank regulatory filings or reports or any exhibits to any of the foregoing. Information which is generally known in the industry concerning a Party or among such Party’s creditors generally or which has been disclosed to the other Party by third parties who have a right to do so shall not be deemed confidential or proprietary information for these purposes (provided, however that the public announcement of such information may be subject to Section 11.14, as provided therein). If New Servicer, any of its Affiliates or any officer, director, employee or agent of any of the foregoing is at any time requested or required to disclose any information supplied to it in connection with the Transactions, to the extent permissible New Servicer agrees to provide Gregory with prompt notice of such request(s) so that Gregory may seek an appropriate protective order and/or waive New Servicer’s compliance with the terms of this Section 11.02. If Gregory, any of its Affiliates or any officer, director, employee or agent of any of the foregoing is at any time requested or required to disclose any information supplied to it in connection with the Transactions, to the extent permissible Gregory agrees to provide New Servicer with prompt notice of such request(s) so that New Servicer may seek an appropriate protective order and/or waive Gregory’s compliance with the terms of this Section 11.02. Notwithstanding the terms of this Section 11.02, if, in the absence of a protective order or the receipt of a waiver hereunder, New Servicer or Gregory is nonetheless, in the opinion of its counsel, compelled to disclose information concerning the other Party to any tribunal or else stand liable for contempt or suffer other censure or penalty, New Servicer or Gregory may disclose such information to such tribunal without liability hereunder. If the proposed Transaction with respect to any Servicing Agreement is not consummated, each Party agrees to promptly return to the other Party, or use commercially reasonable efforts to delete or destroy, promptly following request, all confidential materials which have been furnished to it in connection with the Transactions as related

21 to such Servicing Agreement without retention of copies thereof, other than as required by applicable law or as required by the applicable Party’s bona fide internal record keeping and retention policies. (b) New Servicer further acknowledges that it may be provided with Consumer Information, and New Servicer agrees that it will, and will cause all of its agents, employees and vendors who have access to the Consumer Information, to utilize such information only in accordance with this Agreement, the GLBA and other applicable state and federal statutes and regulations. New Servicer agrees that: (i) it shall comply with any applicable laws and regulations regarding the privacy and security of Consumer Information; (ii) it shall not disclose Consumer Information to third parties except in accordance with law; and (iii) it shall maintain adequate physical, technical, and administrative safeguards designed to ensure the security and confidentiality of Consumer Information, protect against threats or hazards to the security or integrity of Consumer Information, and protect against unauthorized access to Consumer Information. (c) Prior to completion of the Transaction with respect each Servicing Agreement, New Servicer further agrees that it will restrict access to any Gregory Confidential Information solely to its representatives who require access to such information in connection with the Transaction and shall prohibit its representatives from using Gregory Confidential Information for any purpose other than as agreed upon by the parties. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall be deemed to restrict or prohibit New Servicer, or any of its subsidiaries or affiliates, or their representatives from disclosing or divulging to any Person (including potential sources of financing, purchasers or investors) any information related to the Mortgage Loans in a manner and to the extent consistent with applicable Servicing Agreements. Broker’s Fees. Each Party hereto represents and warrants to the other that neither it nor any of its Affiliates has entered into any agreement to pay any finder’s, agent’s, broker’s or originator’s fee or commission arising out of or in connection with the subject matter of this Agreement. In the event that, notwithstanding the foregoing, either Party or any of its Affiliates has entered into, or enters into, an agreement to pay any finder’s, agent’s, broker’s, advisor’s or originator’s fee or commission arising out of or in connection with the subject matter of this Agreement, such Party shall be solely responsible for all such fees. Notices. All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or the following Business Day if sent by prepaid overnight delivery service: , (a) If to New Servicer, to: NewRez LLC 601 Office Center Drive, Suite 100 Fort Washington, PA 19034 Attn: Spencer Mosness, Chief Legal Officer Email: spencer.mosness@newrez.com (b) If to Gregory, to: Gregory Funding LLC 13190 SW 68th Parkway, Suite 200 Tigard, OR 97223 Attn: Lauren DeMasi Email: lauren.demasi@gregoryfunding.com

22 With a copy (which shall not constitute notice) to: Mayer Brown, LLP 1999 K St NW Washington, DC 20006 Attn: Eric Edwardson Email: eedwardson@mayerbrown.com or to such other address as New Servicer or Gregory shall have specified in writing to the other. Waivers. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the Party against whom such waiver or modification is sought to be enforced. Any forbearance by a Party in exercising any right or remedy under this Agreement or otherwise afforded by applicable law shall not be a waiver or preclude the exercise of that or any other right or remedy. The waiver by New Servicer or Gregory of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach. No payment or acceptance of payment under this Agreement shall constitute a waiver by New Servicer of, or otherwise limit or reduce, any of New Servicer’s other rights and remedies under this Agreement, at law, or equity, including New Servicer’s rights to indemnification. Entire Agreement; Amendment. This Agreement and the Transaction Documents constitute the entire agreement between the Parties with respect to the Transactions, and supersedes all prior agreements with respect thereto. This Agreement may be amended only in a written instrument signed by both Gregory and New Servicer. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their successors and assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Parties hereto and their successors and assigns, any rights, obligations, remedies or liabilities. Headings. Headings on the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect. Applicable Law; No Jury Trial; Exclusive Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York and the obligations, rights and remedies of the Parties hereunder shall be determined in accordance with the laws of the State of New York applicable to contracts executed in and to be performed in that state, except to the extent preempted by federal law, and in each case without regard to any conflicts of law or choice of law rules that might apply the laws of any other jurisdiction. The Parties agree to waive trial by jury in the event of any dispute under this Agreement. THE PARTIES HEREBY IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF, AND VENUE IN, ANY FEDERAL OR STATE COURT OF COMPETENT JURISDICTION LOCATED IN THE BOROUGH OF MANHATTAN, NEW YORK CITY FOR THE PURPOSES OF ADJUDICATING ANY MATTER ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT.

23 Reserved. Incorporation of Exhibits and Schedules. The Exhibits and Schedules hereto shall be incorporated herein and shall be understood to be a part hereof as though included in the body of this Agreement. Counterparts. This Agreement may be executed in counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or other electronically imaged form, or by facsimile transmission, shall be effective as delivery of a manually executed original counterpart of this Agreement. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the rights of the Parties hereto. Public Announcement. No public release or statement concerning the subject matter of this Agreement shall be made by either Party or any of their respective Affiliates or representatives without the express written consent and approval of the other Party, except (a) as such Party or an Affiliate thereof reasonably determines necessary as a part of such Party’s or its Affiliate’s filing of (i) SEC Forms 8-K, 10-Q or 10-K, or (ii) reports, notices or other submissions required by other governmental regulators, or (iii) reports, exhibits, supplements or follow up communications related to any of the foregoing, (b) as otherwise required by Applicable Requirements, and other applicable law, regulations judicial and administrative judgments, orders or remediation plans, listing agreements with or rules of any stock exchange, or the requirements of any governmental regulators, or (c) to Investors or other Persons acting on their behalf, counterparties to any agreement related to the Servicing Agreements, and rating agencies, as reasonably necessary or advisable to effect the Transactions. In the event that subsection (b) of this paragraph is applicable, the Party required to make the release or announcement shall notify the other Party if permitted pursuant to the relevant requirements, and, to the extent possible, allow the other Party reasonable time to comment on such release or announcement in advance of such issuance, and such public release or statement shall further be subject to Section 11.02, if applicable. The Parties shall use all reasonable efforts to (i) develop a joint communications plan, (ii) ensure that all public releases (or portions thereof) and other public statements with respect to the Transactions shall be consistent with such joint communications plan and (iii) unless otherwise required by applicable law, judicial and administrative judgments, orders or remediation plans or any listing agreement with or rules of any stock exchange, to consult with each other before issuing any public release or otherwise making any public statement with respect to the Transaction Documents or the Transactions, provided that such reasonable efforts under no circumstances shall be deemed to require a Party or an Affiliate thereof to delay or forego the filing of any SEC Forms 8-K, 10-Q or 10-K, bank regulatory filings or reports or exhibits to any of the foregoing or offer them to the other Party for review. Assignment. Neither Party may assign or subcontract all or any part of this Agreement, or any interest herein, without the prior written consent of the other Party, and any permitted assignee shall assume the assignor’s

24 obligations under this Agreement; provided that New Servicer may pledge any of its rights or interests under this Agreement for collateral security. No Third-Party Beneficiaries. Except as contemplated by the following two sentences, this Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns, and nothing herein expressed or implied shall give or be construed to give to any Person, other than the Parties and such respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. Each Related Party of New Servicer is an express an intended third party beneficiary of Section 10.01 and any of provision hereof related to the enforcement of any rights or remedies under Section 10.01. Each Related Party of Gregory is an express an intended third party beneficiary of Section 10.02 and any of provision hereof related to the enforcement of any rights or remedies under Section 10.02. Disclosures. Pursuant to this Agreement, to the extent a Party provides disclosures that are necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations, warranties or covenants of such Party contained in this Agreement, notwithstanding anything to the contrary herein, or in such disclosures, the inclusion of an item in such disclosures shall not be deemed an admission by the disclosing Party that such item represents a material exception or event, state of facts, circumstance, development, change or effect, or that such item has or will result in a Gregory Material Adverse Effect or New Servicer Material Adverse Effect. Further Assurances. Each Party shall, at any time and from time to time, promptly, upon the reasonable request of the other Party or its representatives, execute, acknowledge, deliver or perform all such further acts, deeds, assignments, transfers, conveyances, and assurances or deliver such supplementary information as may be necessary to effect the Transactions. New Servicer and Gregory shall cooperate in good faith to consummate the Transactions. [Signature page follows]

[Servicing Transfer Agreement] IN WITNESS WHEREOF, each of the undersigned Parties to this Agreement has caused this Agreement to be duly executed in its corporate name by one of its duly authorized officers, all as of the date first above written. NewRez LLC By: Name: Title: Gregory Funding LLC By: Great Ajax FS LLC, Member By: Name: Russell Schaub Title: Authorized Signatory Todd�Block Treasurer /s/Todd�Block /s/Russell Schaub